UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

INDUSTRIAL PROPERTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor
Denver, CO 80202
(Address of Principal Executive
Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Amendment to Share Redemption Program

As previously reported in the Current Report on Form 8-K filed by Industrial Property Trust Inc. (the “Company”) on January 7, 2020, the board of directors of the Company has approved and adopted the reinstatement of the Company’s share redemption program on a limited basis. Specifically, the Third Amended and Restated Share Redemption Program (the “Amended SRP”), which took effect on January 8, 2020, provides that the Amended SRP is available solely in connection with the death of a stockholder and the aggregate dollar amount of redemptions under the program is capped at $1.0 million.  Shares redeemed under the Amended SRP will be redeemed at a price equal to the estimated net asset value per share most recently announced by the Company in a public filing with the Securities and Exchange Commission (the “SEC”) as of the Applicable Quarter End (defined below).

There are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP, which are described in more detail in the Amended SRP filed herewith as Exhibit 4.1. For a stockholder’s shares to be eligible for redemption in a given quarter, the Company must receive a written notice from an authorized representative of the stockholder in good order and on a form approved by the Company at least 15 days before the end of the applicable quarter (the “Applicable Quarter End”), or by March 16, 2020 in the case of redemption requests to be submitted during the first quarter of 2020. If the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with prompt written notice. Any notice of the material amendment, suspension or termination of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the SEC.

The foregoing description of the Amended SRP is qualified in its entirety by reference to the Amended SRP, a copy of which is filed herewith as Exhibit 4.1 and is incorporated by reference herein.

The redemption price per share that a stockholder will be eligible to receive under the Amended SRP will not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such prices per share will not serve as a representation, warranty or guarantee that: (i) a stockholder would be able to realize the respective price per share if such stockholder attempted to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the respective price per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the respective price per share on a national securities exchange; or (iv) a third party would offer the respective price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock.

Item 9.01. Financial Statements and Exhibits

(d) Exhibit.

Exhibit No.	Description
4.1	Third Amended and Restated Share Redemption Program, effective as of January 8, 2020

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibit filed herewith, contains forward-looking statements (including, without limitation, future redemptions pursuant to the Amended SRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the future operating performance of the Company’s investments and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2020	INDUSTRIAL PROPERTY TRUST INC.

	BY:	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Managing Director, Chief Financial Officer

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